Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Marin Software Incorporated of our report dated February 28, 2018 relating to the financial statements, which appears in Marin Software Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

March 14, 2019